EXHIBIT 10.41

                                    Amendment
                                       to
                           AremisSoft and Fourth Shift
                                Merger Agreement

     This Amendment Agreement (the "Agreement") to the Merger Agreement dated February 26, 2001 by and between AremisSoft Corporation, AremisSoft Manufacturing (US), Inc. and Fourth Shift Corporation (the "Merger Agreement") is entered into as of this 23rd day of March, 2001. Terms used but not otherwise defined in this Agreement, have the meanings assigned to such terms in the Merger Agreement.

     This Agreement is for the purpose of amending Section 2(g) of the Merger Agreement to provide for the acceleration of vesting of all outstanding Fourth Shift Options, so that they become fully vested, upon consummation of the Merger at the Effective Time.

     Based on and in consideration of the foregoing, the Parties hereby amend and restate Section 2(g) of the Merger Agreement to read as follows:

     "(g) Stock Options. Each option to purchase shares of Fourth Shift Common Stock (a "Fourth Shift Option") outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, AremisSoft shall assume each Fourth Shift Option by virtue of the Merger and without any further action on the part of Fourth Shift or the holders thereof. AremisSoft shall assume each such option in such manner that AremisSoft
(i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to any such Fourth Shift Option, would be such a corporation were Section 424 of the Code applicable to such Fourth Shift Option. From and after the Effective Time, all references to "Fourth Shift" in the Fourth Shift Options and the related stock option agreements shall be deemed to refer to "AremisSoft." After the Effective Time, each Fourth Shift Option assumed by AremisSoft shall be exercisable upon the same terms and conditions as were in effect under the Fourth Shift Options and the related option agreements immediately prior to the Effective Time, except that (i) each Fourth Shift Option shall be exercisable for that whole number of shares of AremisSoft Common Stock (rounded down to the nearest whole share) equal to the number of shares of Fourth Shift Common Stock subject to such Fourth Shift Option immediately prior to the Effective Time divided by 6.14159,
(ii) the option price per share of AremisSoft Common Stock shall be an amount equal to the option price per share of Fourth Shift Common stock subject to such Fourth Shift Option in effect immediately prior to the Effective Time multiplied by 6.14159 (the option price per share, as so determined, being rounded upward to the nearest full cent), and (iii) any and all outstanding and unvested Fourth Shift Options, or any portion thereof, shall be accelerated and deemed fully vested as of the Effective Time."


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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the 23rd day of March, 2001.

                                            AremisSoft Corporation,
                                            a Delaware corporation


                                        By: /s/ ROYS POYIADJIS
                                                --------------------------------
                                                Roys Poyiadjis

                                            Fourth Shift Corporation,
                                            a Minnesota corporation


                                        By: /s/ MARION MELVIN STUCKEY
                                                -----------------------------
                                                Marion Melvin Stuckey,
                                                Chief Executive Officer


                                            AremisSoft Manufacturing (US), Inc.,
                                            a Delaware corporation


                                        By: /s/ ROYS POYIADJIS
                                                --------------------------------
                                                Roys Poyiadjis
                                                Co-Chief Executive Office